Exhibit 3.2

BYLAWS
OF
NEIGHPART INTERNATIONAL CORP.
a Florida Corporation

ARTICLE I

Stockholders

1.1. Annual Meetings. A meeting of stockholders shall be held each year for the election of directors and for the transaction of any other business that may come before the meeting. The board of directors shall designate the time and place of meeting. F.S 607.0701

1.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, shall be held when directed by the (chair of board/president/board of directors), or at the request of the holders of not less than one tenth of all outstanding shares of corporation entitled to vote at the meeting. F.S. 607.702

1.3. Place of Meeting. The board of directors may designate any place, either in or outside the state of Florida, as the place of meeting for annual or special meetings of the shareholders. If no designation is made, the place of meeting shall be the corporation's principal office (in the state of Florida). F.S. 607.0702

1.4. Action Without a Meeting. Action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, with prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote if having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. To be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal officer in Florida or its principal place of business, or to the corporate secretary or another officer or agent of the corporation having custody of the book in which proceeding of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within 6o days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the corporation.

Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within 10 days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the articles of corporation or by law, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares on compliance with applicable law.

A consent signed as required by this section has the effect of meeting vote and may be described as such in any document.

Whenever action is taken as provided in this section, the written consent of the shareholders consenting, or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceeding of shareholders.

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1.5 Notice of Meeting. Except as provided in F.S. Chapter 607, the Florida Business Corporation Act, written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 6o days before the date of the meeting, either personally or by first-class mail, or mailed by institutional email, by, or at the direction of, the president or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If the notice is mailed at least 3o days before the date of the meeting, a class of United States mail other than may affect it first-class. If mailed, the notice shall be effective when mailed, if mailed postage prepaid and correctly address to the shareholder's address shown in the current record of shareholders of the corporation. F.S. 607.0141(1) & 607.0705(1)

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

1.6 Waiver of Notice of Meeting. Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting; and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the person objects to considering the matter when it is presented. F.SD. 607.0706

1.7 Fixing of Record Date. In order that the corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the board of directors may fix, in advance, a record date, nor more than 70 days before the date of the meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; if prior action by the Board of Directors is required, then the record date shall be the close of business on the date the Board of Directors adopts the resolution taking such prior action, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, unless the Board of Directors sets a new record date.

If no prior action is required by the board, the record date of a meeting of shareholders, the corporation shall take action without a meeting is the date the first signed written consent is delivered to the corporation under Section 1.4 of these bylaws. F.S. 607.0707

1.8 Shareholders' List. After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of names of all its shareholders entitled to notice of the meeting, arranged by a voting group with the address of, and number, class, and series, if any, of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholders for 10 days before the meeting or such shorter time as existing between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. Any shareholders of the corporation or the shareholder's agent or attorney are entitled on written demand to inspect the shareholder's list (subject to the requirements of F.S. 607.1602(3) during regular business hours and at the shareholder's expense, during the period it is available for inspection. F.S.607.0720

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The corporation shall make the shareholders" list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

1.9 Voting Per Share. Except as otherwise provided in the articles of corporations or by F.S. 607.0721, each shareholder is entitled to one vote for each outstanding share held by him or her on each matter voted at a shareholders' meeting. F.S. 607.0721(1)

1.10 Voting of Shares. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholders or, in the absence of any applicable bylaw, by a person or persons designated by the board of directors of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chair of the board, the president, any vice president, the secretary, and the treasure of the corporate shareholders, in that order, shall be presumed to the fully authorized to vote the shares.

Administrators, executors, or guardians may vote as personal representatives or conservators, either in person or by proxy, without a transfer of such shares into his or her name. The trustee, either in person or by proxy, may vote shares standing in the name of the trustee but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by, or under the control of, a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit or creditors may vote without the transfer into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, the acts with respect to voting shall have the following effect: (a) if only one of the persons votes, in person or by proxy, that acts binds all; (b) if more than one votes, in person or by proxy, the acts of the majority so voting bind all; if more than ones vote, in person or by proxy, but the votes is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (c) if the instrument or order so field shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, as far as possible, to the execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum. F.S.607.0721

1.11 Proxies. Any shareholders of the corporation, other person entitled to vote on behalf of a shareholder under F.S. 607.0721, or attorney-in-fact- for such persons, may vote the shareholder's shares in person or by proxy. Any shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, or equivalent reproduction of an appointment form, or an electronic transmission shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the secretary of the corporation or such other officer or agent authorized to tabulate vote and shall be valid for up to 11 months unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises authorities under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable, and the appointment is coupled with an interest. F.S 607.0722

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1.12 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. F.S 607.0725 & 607.0824

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.13 Effect of Action. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the articles of incorporation or by law. F.S 607.0725 (3)

1.14 Voting for Directors. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. F.S 607.0728

1.15 Inspectors for Election. Before each shareholder's meeting, the board of directors or president shall appoint one or more inspectors of election. On appointment, each inspector shall take and sign an oath to faithfully execute the duties of inspectors at the meeting with strict impartiality and to the best of his or her ability. Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The inspectors shall count and tabulate all votes and ballots and determine the result. Inspectors shall perform other duties as are proper to conduct elections of directors and votes on other matters with fairness to all shareholders. Inspectors shall make a certificate of the results of elections of directors and votes on other matters. No inspector shall be a candidate for election as a director of the corporation. F.S 607.0724(3)

ARTICLE II

BOARD OF DIRECTORS

2.1 General Powers. Except as provided in the articles of incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors. F.S 607.0801, 607.0732(1)(h), 607.0831

2.2 Number, Terms, Classification, and Qualification. The board of directors of the corporation shall consist of one Institution and six individuals. The number of directors may at any time and from time to time be increased or decreased by action of either the shareholders or the board of directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director must be a natural person of at least 18 years of age but need not be a citizen of the United States of America, a resident of Florida, or a shareholder of a corporation.

2.3. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office, or death. F.S. 607.0802, 607.0803, and 607.0805. Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any or all of the directors may be removed, with or without cause if such removal is approved by a majority of the outstanding voting shares, then entitled to vote on the election of directors. Unless otherwise provided in the certificate of incorporation or in these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

2.4 Regular meeting. An annual regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the shareholders and at such other time and place as may be determined by the board of directors. The board may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meeting of the board without other notice than the resolution. F.S 607.0820 & 607.0822

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2.5 Special Meetings. The chair of the board, the president, or any two directors may call a special meeting of the board of directors.

The person or persons authorized to call special meetings of the board may designate any place, either within or without the state of Florida, as the place for holding any special meetings of the board called by them. If no designation is made, the place of the meeting shall be the principal office of the corporation in Florida, or by the conference's platform designated for the authorized person or persons.

Notice of any special meeting of the board may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the board shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two days before the meeting either orally (by telephone, in-person, or by email), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage prepaid. Notice by electronic means is written notice. If notice is given by telegram, it shall be deemed delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting. F.S 607.0820(3), 607.0822, 607.0141, 607.0141(7)

2.6 Waiver of Notice of Meeting. Notice of a meeting of the board of directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and a manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly on arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. F.S. 607.0823

2.7. Participation in Meetings by Virtual or Telephone conference Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by using virtual or telephone conference platform designated for the person o persons authorized, or similar communications equipment or platform by means of which all members participating in such meeting can hear one another, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. FRS 607.0820(4) At the same time, as electronic signatures are valid in all U.S. states and are granted the same legal status as handwritten signatures under state laws, documents from the Board of Directors such minutes of meetings and others, should to be acknowledged and/or accepted with an electronic signature.

2.8 Quorum. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the board of directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. A quorum shall not consist of less than one-third of the directors prescribed by these bylaws or in the Articles of Incorporation. F.S 607.0824

2.9 Effect of Action. The act of a majority of the directors presents at the meeting at which a quorum is present when the vote is taken shall be the act of the board of directors. F.S. 607.0824(3) & 607.0725(2)

2.10 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or a committee of the board when corporate action is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting specific business at the meeting, or he or she votes against or abstains from the action taken. F.S. 607.0824(4)

2.11 Action Without a Meeting. Any action required permitted to be taken at a meeting of the board of directors or a committee of it may be taken without a meeting if consent in writing, stating the action so taken, is signed by all the directors. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date. A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document. N.S. 607.0821

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2.12 Resignation. Any director may resign at any time by giving written notice to the corporation, the board of directors, or its chair. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the board may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. F.S. 607.0807

2.13 Removal. Any director, or the entire board of directors, may be removed at any time, with or without cause, by the action of the shareholders. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors. F.S. 607.0808

2.14 Vacancies. Any vacancy in the board of directors, including any vacancy created by an increase in the number of directors, may he filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors, or by the shareholders.

2.15 Compensation. Each director may be paid the expenses, if any, of attendance at each meeting of the hoard of directors, and maybe paid a stated salary as a director or fixed sum for attendance at each meeting of the board of directors or both, as may from time to time be determined by action of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for those services, FG.S. 607.08101

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

3.1 Committees of Directors. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors, except as prohibited by F.S. 607.0825(1)

3.2 Committees Rules. Each committee must have two or more members who serve at the pleasure of the board. The board of directors, by resolution adopted in accordance with this article, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of the committee. F.S. 607.0825(3)

ARTICLE IV

OFFICERS

4.1 Officers. The officers of the corporation shall be a president, a vice president, a secretary, a treasurer, and any other officers and assistant officers as may be deemed necessary, and as shall be approved, by the board of directors. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles, as it considers desirable. The same person may hold any two or more offices. F.S. 607.08401

4.2 Appointments and Term of Office. The officers of the corporation shall be appointed annually by the board of directors at the first meeting of the board held after the shareholders' annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

4.3 Resignation. Any officer of the corporation may resign from his or her respective office or position by delivering notice to the corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date. F.S. 607.0842(1)

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4.4 Removal. Any officer of the corporation may be removed from his or her respective office or position at any time, with or without cause, by the board of directors. F.S. 607.0842(2)

4.5 President. The board shall be the chief executive officer of the corporation and shall be subject to the control of the board of directors, generally supervise and control all the business and affairs of the corporation, and preside at all meetings of the shareholders, the board of directors, and all committees of the board of directors on which he or she may serve. In addition, the president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors, and as are incident to the offices of president and chief executive officer.

4.6 Vice Presidents. Each vice president shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors.

4.7 Secretary. The secretary shall keep the minutes of the proceeding of the shareholders and of the board of directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be the custodian of the corporate records and the seal of the corporation and keep a register of the post office address of each shareholder of the corporation. In addition, the secretary shall possess, and may exercise, such power and authority, and shall perform the duties, as may from time to time be assigned to him or her by the board of directors and as are incident to the office of secretary.

4.8 Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever; and deposit all such money in the name of the corporation in such banks, trust companies, or other depositories as shall be used by the corporation. In addition, the treasurer shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors and as are incident to the office of treasurer.

4.9 Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the board of directors, the officer appointing him or her, and the officer or officers who may from time to time be designated by the board to exercise supervisory authority.

4.10 Compensation. The board of directors shall fix the compensation of the officers of the corporation from time to time.

ARTICLE V

CERTIFICATE OF STOCK

5.1 Certificate for Shares. The Board of Directors shall determine whether shares of the corporation shall be issued with or without certificates. If the shares are issued with certificates representing shares in the corporation, such certificates shall be signed by (1) the President, any Vice President, Chairman of the Board of Directors or Vice Chairman, and (2) by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Each certificate may be sealed with the seal of the corporation and shall state the number of shares and the class or series of shares owned by such stockholder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, relative or other special rights, qualifications, restrictions and limitations of each class or series shall be set forth in full or summarized on the face or back of the certificate representing such class or series of stock, provided that in lieu of the foregoing, there may be set forth on the back or face of the certificate a statement that the Corporation will furnish without charge to each stockholder who requests the powers, designations, preferences, relative or other special rights, qualifications, restrictions and limitations of such class or series. F.S. 607.0625, 607.0626, and, 607.0627.

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5.2 Transfers of shares; Ownership of shares. Transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares. Except as provided by F.S. 607.0721, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

5.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken; (b) request the issuance of a new certificate before the corporation has noticed that the lost, destroyed, or wrongfully taken certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; at the discretion of the board of directors, gives bond in such form and amount as the corporation may direct, to indemnify the corporation, the transfer agent, and the register against any claim that may be made on account of the alleged loss, destruction, or theft of certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

Section 5.3. Total or partial transfers of Stock Certificates; Issuance of New Certificates to raise Capital. The shareholders may transfer their Stock Certificates for the total amount of the certificate or for the portion they wish to transfer as well as the corporation may issue a new share certificate to raise capital. In all cases, the Board of Directors should approve such transfer under the terms and conditions stated in these bylaws or in a resolution of the Board of Directors, which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE VI

RECORDS

6..t Records. The Corporation shall keep a stock ledger, a list of stockholders and other books and records as may be required to run the Corporation. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

6.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, computer discs, magnetic tape, photographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VII

CAPITAL

Section 7.1. Increase capital. The capital of the Corporation can be increased pursuant to a decision by or authorization of the Board of Directors, by all means and procedures stipulated by applicable terms and conditions stated in this bylaw regarding the decision and the call for a meeting of the Board of Director to vote for any resolution, as well as the Florida legislation and regulations. Capital increases are carried out notwithstanding the existence of "fractional shares", subscription and allocation rights being negotiable or transferable. Failing agreement between the parties, the respective rights of the beneficial owner and the bare owner of shares are exercised in accordance with applicable terms and conditions stated in this bylaw as well as the Florida legislation, and regulations.

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Section 7.2. Decision and Form of Records of the capital increased. Capital increases may be affected by issuing new shares of by increasing the par value of existing shares and, in all cases, the consideration therefore may consist of non-monetary or monetary contributions, including the set-off of receivables, or of the transformation of available profits or reserves. Capital increases may he made partly with a charge to new contributions and party with a charge to unappropriated profits or reserves. In any event, capital can be increased pursuant to a decision of the extraordinary general meeting of the stockholders of the Company as expeditiously as possible for the purpose of voting upon the Capital Increase.

ARTICLE VIII

MISCELLANEUS

8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3 Waiver of Notice of Meeting of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless required in the certificate of incorporation or these bylaws.

8.4 Interested Directors, Quorum. No contract or transaction between the Corporation and one or more of its directors or between the Corporation and any other Corporation, firm or association in which one or more of its directors are directors, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or directors are present at the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes, approves or ratifies the contract or transaction in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the stockholders and such contract or transaction is specifically approved by the stockholders in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

8.5 Indemnification. The Corporation shall have the power to indemnify to the full extent permitted bylaw any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or instate is or was a director, officer or employee of the Corporation serves or served at the request of the Corporation as a director, officer, employee or agent of another enterprise. Expenses, including attorneys' fees, incurred by any such person in defending against such action, suit or proceeding may be paid in advance of the fmal disposition of such action, suit or proceeding by the Corporation upon receipt by it of an undertaking of such person to repay such expenses if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation. For purposes of this Section, the term "Corporation" shall include any predecessor of the Corporation and any constituent Corporation absorbed by the Corporation in consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include services as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonable believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

8.6 Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors. The stockholders entitled to vote, however, retain the right to adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.

Adopted by the board of directors of Neighpart International Corp. on October 5, 2022.

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ADOPTION OF BYLAWS BY SOLE INCORPORATOR

OF

NEIGHPART INTERNATIONAL CORP.

The undersigned, as sole incorporator of NEIGHPART INTERNATIONAL CORP., a Florida corporation (the "Corporation"), hereby adopts the attached bylaws as the bylaws of the Corporation.

Executed as of October 5, 2022

By: OSCAR BERNAL, Sole Incorporator

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